ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
25 Sawyer Passway
Fitchburg, MA 01420

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
and
NOTICE OF ANNUAL MEETING
June 8, 2012
Proxy materials for the 2012 Annual Meeting of Stockholders of Arrhythmia Research Technology, Inc., are now available on the Internet. Important information regarding the Internet availability of the Company's proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

Dear Stockholder,

The Annual Meeting will be held at the Four Points by Sheraton, 99 Erdman Way, Leominster, Massachusetts on Friday, June 8, 2012 at 10:00 a.m., local time, for the following purposes:
(1) To re-elect two Class II directors to hold office for three years until the 2015 annual meeting and until their successors are duly elected and qualified.
(2) To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2012.
(3) To authorize to adjourn the Annual Meeting.

(4)	to vote with respect to any other matters that may come before the Annual Meeting or any adjournment thereof, including matters incident to its conduct.
All stockholders are cordially invited to attend the Annual Meeting of Stockholders. Only stockholders of record of the Company at the close of business on April 16, 2012 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of these stockholders will be open for the examination of any stockholder of record at the Company's principal executive offices located at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts for a period of ten days prior to the Annual Meeting. The list will also be available for the examination of any stockholder of record present at the Annual Meeting.
To access your proxy materials online, vote online or request to receive a paper or e-mail copy of your proxy materials, please see the instructions on the reverse side of this Notice.
To obtain directions to attend the Annual Meeting and vote in person, please call Shareholder Relations at (978) 345-5000.
You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To
Follow The Prompts To Vote Your Shares.
Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.
:

Vote Your Proxy on the Internet:
Go to www.cstproxyvote.com/arthrt/2012

Have your proxy card available when
you access the above website. Follow
the prompts to vote your shares.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

You will need your COMPANY ID, PROXY NUMBER & ACCOUNT NUMBER in order to access your proxy materials online, vote online or request to receive a paper or email copy of your proxy materials.
The Proxy Materials are available for review at:
www.cstproxy.com/arthrt/2012

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on June 8, 2012

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the information contained in the proxy materials before voting.

The Company's Proxy Statement and Annual Report to Shareholders are available at:
www.cstproxy.com/arthrt/2012

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 31, 2012 to facilitate timely delivery.

The following proxy materials are available for you to review online at www.cstproxy.com/arthrt/2012

•    the Notice and Proxy Statement for the Annual Meeting;
•    the Proxy Card;
•    the Company's Annual Report to Shareholders for the year ended December 31, 2012.

ACCESSING YOUR PROXY MATERIALS ONLINE

If you have access to the Internet, you can view your proxy materials and complete the voting process in a few easy steps:

Step 1:    Go to www.cstproxy.com/arthrt/2012
Step 2:    Click the appropriate button to view the Company's proxy materials.
Step 3:    Make your selection as instructed to choose your delivery preferences and to
VOTE.
Step 4:    Follow the instructions on the screen to log in.

You will not be required to provide any identifying information other than your
COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER to complete the voting process online.

OBTAINING A FREE PAPER OR E-MAIL COPY OF
THE PROXY MATERIALS

If you prefer, you may request to receive your proxy materials for the Annual Meeting or for future annual meetings of the Company's shareholders on paper or via e-mail in any of the following ways:

Telephone:    Call us toll-free at (888)221-0690.

Internet:	Go to www.cstproxy.com/arthrt/2012 and request a printed version of the materials.

E-mail:	Send a message to proxy@continentalstock.com with ARTHRT in the subject field and include your registered holder name, address and COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER.